SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2007
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Background
On the date hereof, Libbey Inc. (the Company) filed a registration statement on Form S-3 with the SEC relating to the resale from time to time of up to 485,309 shares of the Company’s common stock by a selling stockholder named in the registration statement. The Company will issue the common stock upon the selling stockholder’s exercise of a warrant to purchase common stock of the Company, which the Company originally issued to the selling stockholder on June 16, 2006. The Company is filing the registration statement pursuant to a registration rights agreement, dated June 16, 2006, between the Company and the selling stockholder.
Pursuant to the requirements of the registration statement, the Company is filing this Current Report on Form 8-K for the purpose of providing unaudited pro forma consolidated and combined statements of operations for the year ended December 31, 2006 relating to the Company’s June 16, 2006 acquisition of Vitrocrisa Holding, S. de R.L. de C.V. (Crisa).
Exhibit 99.1 included in this Form 8-K is incorporated by reference into Item 8.01.
Item 9.01. Exhibits
(d) Exhibits.
99.1  Unaudited pro forma consolidated and combined statements of operations for the year ended December 31, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC. Registrant
Date: November 30, 2007	By:	/s/ Gregory T. Geswein
Gregory T. Geswein
Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.		Document

99.1*	—	Unaudited pro forma consolidated and combined financial data for the fiscal year ended December 31, 2006.

*	Filed herewith